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                                                                    EXHIBIT 99.3
                            [LOGO OF TELEDYNE, INC.]
                        SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The stockholder designated on the reverse of this card appoints William P. Rutledge, Donald B. Rice and Henry E. Singleton, and each of them, the stockholder's attorney and proxy, each with full power of substitution, to vote upon the propositions set forth herein all shares of Teledyne, Inc. Common Stock held of record as of July 8, 1996, at the Special Meeting of Stockholders of Teledyne, Inc. and at all adjournments thereof. Such Special Meeting will be held at the Century Plaza Hotel, Los Angeles, California, at 10:00 a.m., local time, on Thursday, August 15, 1996. (THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED).

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. WHERE NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. THE INDIVIDUALS NAMED ABOVE ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

               (Continued and to be signed on the other side.)

                             FOLD AND DETACH HERE

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                                                     [X]   Please mark
                                                           your vote as
                                                           indicated in
                                                           the example

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTPAID ENVELOPE PROVIDED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS:

1. Approval of the Agreement and Plan of Merger and Combination and the transactions contemplated thereby

FOR                                 AGAINST                              ABSTAIN
[ ]                                   [ ]                                  [ ]

2. Approval of the Allegheny Teledyne Incorporated 1996 Incentive Plan

FOR                                 AGAINST                              ABSTAIN
[ ]                                   [ ]                                  [ ]

3. Approval of the Allegheny Teledyne Incorporated 1996 Non-Employee Director Stock Compensation Plan

FOR                                 AGAINST                              ABSTAIN
[ ]                                   [ ]                                  [ ]

4. Approval of the amended and restated Performance Share Plan for Employees of Allegheny Ludlum Corporation and Subsidiaries

FOR                                 AGAINST                              ABSTAIN
[ ]                                   [ ]                                  [ ]

5. Approval of the Teledyne, Inc. Senior Executive Performance Plan

FOR                                 AGAINST                              ABSTAIN
[ ]                                   [ ]                                  [ ]

Please DATE this proxy and SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON. When signing as attorney, executor, administrator, trustee, guardian or other representative, give your full title as such. If a corporation, sign the full corporate name by an authorized officer, stating his/her title. If a partnership, sign in partnership name by an authorized person.

Dated:                                      , 1996
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Signature:
          ----------------------------------------
Signature if held jointly:
                          ------------------------
Name of Corp. or Part.
                      ----------------------------
Authorized officer:
                   -------------------------------
Title or authority:
                   -------------------------------

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                             FOLD AND DETACH HERE